SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):               May 23, 2007

Merrill Lynch & Co., Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7182	13-2740599

(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

4 World Financial Center, New York, New York	10080

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 449-1000

(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     The following changes are effective on May 24, 2007:
     Laurence A. Tosi, will serve as Chief Operating Officer of the Corporation’s Global Markets and Investment Banking segment. Most recently, he served as Finance Director and Principal Accounting Officer of Merrill Lynch & Co., Inc. and has held this position since 2004.
     Christopher Hayward, 41, succeeds Mr. Tosi as Finance Director and Principal Accounting Officer of ML & Co. Mr. Hayward also continues to head the firm’s Holding Company Supervision initiatives, a role he has performed since February 2004. From 2002 to 2004, Mr. Hayward served as Chief Operating Officer for Corporate Risk Management and head of Market Risk Management for the Global Bank Group. Mr. Hayward most recently served as Merrill Lynch & Co.’s Global Treasurer, a position he was appointed to in December 2005.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRILL LYNCH & CO., INC.

(Registrant)

By:	/s/ Judith A. Witterschein

Judith A. Witterschein Corporate Secretary
Date: May 25, 2007

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